UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 17, 2008

                              CONCORD CAMERA CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          New Jersey                      0-17038               13-3152196
(State or other jurisdiction of       (Commission File         (IRS Employer
        incorporation)                    Number)            Identification No.)

         4000 Hollywood Boulevard, North Tower, Hollywood, Florida 33021
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

      Effective April 17, 2008, Concord Camera Corp. (the "Company") entered into an Express Creditline Loan Agreement (the "Loan Agreement") with Citigroup Global Markets, Inc. ("Citigroup") for a $9 million secured revolving credit line (the "Citigroup Facility"). Advances under the Citigroup Facility may only be used by the Company to finance business operations and general working capital and cannot be used to purchase, carry or trade in securities, or reduce or retire indebtedness incurred to purchase, carry or trade in securities. In addition to the $9 million credit line for advances, the Citigroup Facility provides for the accrual of up to $1 million of interest, resulting in an aggregate credit limit of $10 million (the "Loan Limit") under the Citigroup Facility. The Citigroup Facility is secured by a first priority lien and security interest in approximately $20 million of the Company's auction rate securities that have experienced failed auctions (the "Collateral"). On March 5, 2008, the Company announced that it had experienced several failed auctions for the portion of its auction rate securities portfolio that had then recently gone to auction, resulting in the Company's inability to sell these securities.

      Under the terms of the Loan Agreement, interest on amounts outstanding under the Citigroup Facility is payable monthly at the Open Federal Funds rate plus 1.50% per annum from April 17, 2008 through August 20, 2008. In order to maintain its eligibility for this interest rate, the Company must continue to attempt to sell the Collateral at future auctions. After August 20, 2008, the interest rate is subject to review by Citigroup. Citigroup may, in its sole discretion and without cause, demand full or partial payment of any outstanding balance under the Citigroup Facility or reduce the Loan Limit at any time. The Loan Agreement may be terminated by either party upon 30 calendar days prior written notice to the other party.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           CONCORD CAMERA CORP.

Date: April 22, 2008                       By: ---------------------------------
                                               Scott L. Lampert, Vice President,
                                               General Counsel and Secretary